                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             BERKSHIRE HATHAWAY INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             BERKSHIRE HATHAWAY INC.
         --------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ---------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         ---------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No.:

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         3)   Filing Party:

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         4)   Date Filed:

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
                            BERKSHIRE HATHAWAY INC.

                               1440 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1994

TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the Orpheum Theater, 409 South 16th Street, Omaha, Nebraska, on April 25, 1994 at 9:30 a.m. for the following purposes:

         1.      To elect directors.

         2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 8, 1994 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

                                          By order of the Board of Directors


                                          FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 17, 1994

                A SHAREHOLDER MAY REQUEST ADMISSION TICKETS TO THE MEETING FOR HIMSELF OR HERSELF AND FAMILY MEMBERS BY COMPLETING AND PROMPTLY RETURNING TO THE COMPANY THE TICKET INFORMATION ENVELOPE ACCOMPANYING THIS NOTICE. OTHERWISE, ADMISSION TICKETS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WOULD BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 8, 1994 WOULD BE ADEQUATE IDENTIFICATION.

                            BERKSHIRE HATHAWAY INC.

                               1440 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131


                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1994


         This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter "Berkshire" or the "Corporation") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held on Monday, April 25, 1994 and at any adjournment thereof.

         This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 17, 1994.

         If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

         Solicitation of proxies will be made solely by mail at the Corporation's expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

         Issued common stock of the Corporation consists of 1,381,308 shares, par value $5 per share, of which 203,558 shares are presently held by Berkshire as Treasury shares. The remaining 1,177,750 outstanding shares are those eligible to be voted at this meeting. Holders of record thereof as of March 8, 1994 will be entitled to one vote per share.

         The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

         Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

ELECTION OF DIRECTORS

         At the 1994 Annual Meeting of Shareholders, a Board of Directors consisting of six members will be elected, each to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

         Each of the current directors of the Corporation is a nominee for reelection. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 63, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of Capital Cities/ABC, Inc., The Coca-Cola Company, The Gillette Company, Salomon Inc, and USAir Group, Inc.

HOWARD G. BUFFETT, age 39, was named a director of the Corporation on June 11, 1993. Since February 1992 Mr. Buffett has been Vice President, Assistant to the Chairman and a Director of Archer Daniels Midland Company, a company engaged principally in the business of processing and merchandising agricultural commodities. From 1988 until joining his current employer, Mr. Buffett was a member of the Douglas County, Nebraska Board of Commissioners. He is also a director of Coca-Cola Enterprises Inc.

SUSAN T. BUFFETT, age 61, has been a director of the Corporation since 1991.
         Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, III, age 59, has been a director of the Corporation since
         1992. For more than the past five years, he has been a private investor.

CHARLES T. MUNGER, age 70, has been a director and Vice Chairman of the Corporation's Board of Directors since 1978. He is Chairman of the Board of Directors of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Salomon Inc and USAir Group, Inc.

WALTER SCOTT, JR., age 62, has been a director of the Corporation since 1988.
         For more than the past five years, he has been Chairman of the Board of Directors and Chief Executive Officer of Peter Kiewit Sons', Inc., a company engaged worldwide in construction, mining and telecommunications. He is also a director of Burlington Resources Inc., California Energy Company, Inc., C-TEC Corporation, ConAgra, Inc., FirsTier Financial, Inc., MFS Communications Company, Inc., and Valmont Industries Inc.

         Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Otherwise, there is no family relationship between any other officer or director of the Corporation.

         When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the six nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

       BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

         Board of Directors' actions were taken in 1993 at the Annual Meeting of Directors that followed the 1993 Annual Meeting of Shareholders, and thereafter during the year Board actions were taken at two special meetings and upon one other occasion by Directors' unanimous written consent. Each Director attended all meetings of the Board and of the Committees of the Board on which they served when a director, except for Mr. Chace who missed one Board meeting.

         Mr. Scott is the member of the audit committee. The functions of the audit committee are to ratify the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial reporting matters; and report and make recommendations to the full Board of Directors. The audit committee met twice during 1993. The Corporation does not have standing nominating or compensation committees of the Board of Directors.

         Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the audit committee receives additional fees of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.


                             EXECUTIVE COMPENSATION

         The following table discloses the compensation received for the three years ended December 31, 1993 by the Corporation's Chief Executive Officer, its other executive officers at December 31, 1993, and an individual who served as an executive officer during a portion of 1993.


                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                ALL
   NAME AND                                      -------------------               OTHER
     PRINCIPAL POSITION           YEAR           SALARY        BONUS           COMPENSATION
   --------------------           ----           ------        -----           ------------
Warren E. Buffett                 1993          $100,000         --            $205,200(4)
  Chief Executive Officer/        1992           100,000         --             148,000(4)
    Chairman of the Board         1991           100,000         --
Michael A. Goldberg(1)            1993           110,000      2,701,000             --
                                  1992           110,000      2,553,000             --
                                  1991           110,000      1,729,000
Marc D. Hamburg(2)                1993           170,000         --               8,500(5)
  Vice President/Chief            1992           138,000         --               7,000(5)
    Financial Officer
Charles T. Munger(3)              1993           100,000         --              66,400(4)
  Vice Chairman of the Board      1992           100,000         --              37,000(4)
                                  1991           100,000         --

- -----------------------------
(1) Mr. Goldberg served as an executive officer through January 31, 1993. The amounts shown above comprise his total compensation for 1993.

(2) Mr. Hamburg was designated an executive officer effective October 1, 1992.

(3)      Mr. Munger is compensated by a Berkshire subsidiary.

(4) Represents directors fees received by Mr. Buffett and Mr. Munger from certain non-subsidiary companies in which Berkshire has significant investments.

(5) Represents contribution to a subsidiary's defined contribution plan in which Mr. Hamburg participates.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Berkshire's program regarding compensation of its executive officers is different from most public corporations' programs. Mr. Warren E. Buffett informs the Board of Directors as to the amount of his proposed remuneration and that of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 13 years. Factors considered by Mr. Buffett are typically subjective, such as his perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is the Corporation's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).

         From October 1, 1981 through January 31, 1993, Mr. Goldberg was responsible for managing Berkshire's Insurance Group of businesses. During that period he was eligible to receive a bonus based upon the Group's results of operations. His annual bonus compensation, if any, was determined (i) in part by the level of underwriting profits, (ii) in part by the level of investable funds generated by the insurance operations, and (iii) in part by market interest rates at which such funds could hypothetically be invested.
The bonus was calculated by combining a fixed percentage of the profit or loss of the primary insurance operations and a fixed percentage of the investable funds generated from certain reinsurance contracts. Profit or loss of the primary insurance operations for this purpose is calculated by totaling pre-tax underwriting profit or loss and income from investable funds at market interest rates. No bonus is paid if the sum of the two components is negative.

         On February 1, 1993, Mr. Goldberg relinquished his responsibilities for the management of the Insurance Group, but he continues to be employed by Berkshire and in addition to other duties, participates in decisions affecting the Insurance Group. Berkshire's Insurance Group of businesses continues to hold investable funds which were generated prior to February 1, 1993 and, accordingly, Mr. Goldberg's bonus for 1993 was based on the same formula as was used in prior years. Mr. Goldberg will again be eligible for a bonus in 1994 based upon the same formula as was employed in 1993. His remuneration for years in which he is employed subsequent to 1994 will be determined by Mr. Buffett.

           Submitted by the Berkshire Hathaway Inc. Board of Directors

           Warren E. Buffett, Chairman                Malcolm G. Chace, III
           Susan T. Buffett                           Charles T. Munger
           Howard G. Buffett                          Walter Scott, Jr.


                            STOCK PERFORMANCE GRAPH

         The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1988 with a similar investment in the Standard and Poor's 500 Stock Index and in the Standard and Poor's Property - Casualty Insurance Index.


                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*


         [THE STOCK PERFORMANCE GRAPH APPEARS AT THIS LOCATION IN THE PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS. A PAPER COPY OF THE PERFORMANCE GRAPH HAS BEEN FILED SEPARATELY WITH THE COMMISSION UNDER FORM SE.]


 * Cumulative return for the Standard and Poor's indices based on reinvestment of dividends.
** It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor's Property - Casualty Insurance Index for comparative purposes.

                               BOARD OF DIRECTORS
                      INTERLOCKS AND INSIDER PARTICIPATION

         Warren E. Buffett, Chairman of Berkshire's Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire's Board of Directors, is employed by a Berkshire subsidiary.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock. Beneficial ownership of the Corporation's common stock on March 1, 1994 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:

                                                                                                      PERCENT OF
                                       AMOUNT AND NATURE OF                                          OUTSTANDING
              NAME                     BENEFICIAL OWNERSHIP                                            SHARES
              ----                     --------------------                                          -----------
Warren E. Buffett . . . . .   479,242 shares -- sole investment and voting power(1)  . . . . . . . .    40.7
                              Mr. Buffett has shared investment and voting power with respect to 36,987 shares owned by Susan T. Buffett

Susan T. Buffett  . . . . .   36,987 shares with respect to which investment and voting
                              power is shared with Warren E. Buffett  . . . . . . . . . . . . . . . .    3.1

Howard G. Buffett . . . . .   10 shares -- sole investment and voting power   . . . . . . . . . . . .      *

Malcolm G. Chace, III . . .   4,270 shares -- sole investment and voting power  . . . . . . . . . . .    0.4
                              9,221 shares -- shared investment and voting power(2)   . . . . . . . .    0.8

Michael A. Goldberg . . . .   560 shares -- sole investment and voting power(3)   . . . . . . . . . .      *

Marc D. Hamburg . . . . . .   0 shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *

Charles T. Munger . . . . .   20,044 shares -- sole investment and voting power   . . . . . . . . . .    1.7

Walter Scott, Jr. . . . . .   100 shares -- sole investment and voting power(4)   . . . . . . . . . .      *

Directors and executive
    officers as a group . .   550,434 shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46.7

(1) Includes 474,998 shares (40.3%) owned directly and beneficially by Mr. Buffett, and 4,244 shares (0.4%) owned by a trust of which Mr.
         Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest.

(2) Excluded are 1,690 shares in which Mr. Malcolm G. Chace, III has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 shares owned by Elizabeth Z. Chace, wife of Malcolm G. Chace, III.

(3) Includes 530 shares owned directly and beneficially by Mr. Goldberg, and 30 shares owned by a trust of which Mr. Goldberg is sole trustee but with respect to which Mr. Goldberg disclaims any beneficial economic interest. Excludes 7 shares owned by Cheryl Goldberg, wife of Michael A. Goldberg.

(4) Does not include 10 shares owned by Suzanne M. Scott, wife of Walter Scott, Jr.

 *       less than 0.1%.

                REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 1993 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that a report covering a sale transaction by Mr. Chace was filed late.


OTHER MATTERS

         As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

         Deloitte & Touche served as the Corporation's independent public accountants for 1993. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year, since its normal practice is for the Board of Directors to make such selection after mid-year.


                                 ANNUAL REPORT

         The Annual Report to the Shareholders for 1993 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A COPY OF THE 1993 FORM 10-K REPORT AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: FORREST N. KRUTTER, SECRETARY, BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131. SUCH REQUEST MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER A HOLDER OF RECORD OR A BENEFICIAL OWNER OF COMMON STOCK OF THE CORPORATION ON MARCH 8, 1994. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees.


                           PROPOSALS OF SHAREHOLDERS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 1995 Annual Meeting must be received by the Corporation by November 17, 1994. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested.

                                          By order of the Board of Directors


                                          FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 17, 1994

                                    PROXY

                           BERKSHIRE HATHAWAY INC.

         Annual Meeting of Shareholders to be held on April 25, 1994

         This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 1994 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors described in the Notice and Proxy Statement for such meeting and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

        IF PROPERLY EXECUTED AND RETURNED, ON THE PROPOSAL FOR ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES.

                PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                           IN THE ENCLOSED ENVELOPE

[X]  Please mark votes as in this example.

Election of Directors:

NOMINEES: Warren E. Buffett, Susan T. Buffett, Howard G. Buffett, Charles T. Munger, Malcolm G. Chace, III and Walter Scott, Jr.

[ ]  FOR ALL NOMINEES         [ ]  WITHHELD FROM ALL NOMINEES

     --------------------------------------------------------------------
[ ]  For, except vote withheld from the above nominee(s):

              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in represetative capacity, sign name and title.

Signature:                                         Date
           ---------------------------------------      -----------------
Signature:                                         Date
           ---------------------------------------      -----------------